Exhibit 23.2

                  Consent of Hacker, Johnson & Smith P.A., P.C.

Intervest Bancshares Corporation
New York, New York

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 5, 2005 with respect to the consolidated financial statements of Intervest Bancshares Corporation included in Amendment No. 1 to the Registration Statement (Form S-1), Registration No. 333-126493 of Intervest Bancshares Corporation for the registration of 1,437,500 shares of its Class A Common Stock.

/s/ Hacker, Johnson & Smith P.A., P.C.

HACKER, JOHNSON & SMITH P.A., P.C.
Tampa, Florida
July 25, 2005